Exhibit 23.2

                                                                     Page 1 of 2

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of United States Filter Corporation:

We consent to the use of our report incorporated by reference in this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (File No. 333-39711) of United States Filter Corporation.


/s/ KPMG Peat Marwick LLP

Orange County, California
July 15, 1998



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                                                                    Exhibit 23.2

                                                                     Page 2 of 2

                        Consent of KPMG Peat Marwick LLP

The Board of Directors
Culligan Water Technologies, Inc.:

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 to Form S-4 of United States Filter Corporation of our report dated April 17, 1998, relating to the consolidated balance sheets of Culligan Water Technologies, Inc. as of January 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998.



/s/ KPMG Peat Marwick LLP
Chicago, Illinois
July 16, 1998